Exhibit (j) under Form N-1A
                                          Exhibit (23) under Item 60/Reg.S-K



INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 35 to Registration Statement No. 2-75756 on Form N-1A of our report dated December 6, 2002 relating to the financial statements of Federated Stock Trust for the year ended October 31, 2002, and to the reference to us under the heading "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.



Deloitte & Touche LLP
Boston, Massachusetts
December 20, 2002